Exhibit 10.2

COMPANY SHAREHOLDER SUPPORT AGREEMENT

COMPANY SHAREHOLDER SUPPORT AGREEMENT dated as of April 21, 2025 (this “Agreement”), by and among each such Person listed on Schedule I hereto (each, a “Shareholder” and collectively, the “Shareholders”), Forbes & Manhattan Resources Inc., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”), and Papaya Growth Opportunity Corp. I, a Delaware corporation formed as a special purpose acquisition company (“SPAC”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

WHEREAS, the Company, SPAC and Merger Sub have entered into a Business Combination Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”), pursuant to which, among other things, (a) the Company formed F&M Merger Sub 1 Inc., a Delaware corporation (“Merger Sub”); and (b) Merger Sub will merge with and into SPAC (the “Merger”), with SPAC continuing as the surviving corporation of the Merger and a direct subsidiary of the Company (as such surviving corporation, the Surviving Corporation);

WHEREAS, as of the date hereof, each Shareholder owns such number of Company Shares set forth opposite such Shareholder’s name on Schedule I hereto (such Company Shares, together with any additional Company Shares of which ownership of record or the power to vote, directly or indirectly, is hereafter acquired by such Shareholders prior to the termination of this Agreement, being collectively referred to herein as the “Shareholder Shares”); and

WHEREAS, in order to induce SPAC to enter into the Business Combination Agreement, the Shareholders are executing and delivering this Agreement to SPAC.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each Shareholder, severally and not jointly, and the other parties hereby agree as follows:

1.              Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (i) the Closing Date and (ii) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.1 (Termination) thereof (whichever is earlier, the “Expiration Time”), each Shareholder, in its capacity as a shareholder of the Company, agrees that, at any meeting of the Company’s shareholders related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the Company’s shareholders related to the Transactions (all meetings or consents related to the Business Combination Agreement, collectively, the “Meeting”), such Shareholder shall:

(a)            When the Meeting is held, appear at the Meeting or otherwise cause its Shareholder Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)            Vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shareholder Shares in favor of the Business Combination Agreement and the Transactions;

(c)            Authorize and approve any amendment to the Company’s Governing Documents that is deemed necessary or advisable by the Company for purposes of effecting the Transactions; and

(d)            Vote or cause to be voted at the Meeting (or execute and return an action by written consent with respect to) all of its Shareholder Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Business Combination Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholders contained in this Agreement.

2.              Restrictions on Transfer. Until the Expiration Time, each Shareholder agrees that it shall not sell, assign, pledge, hypothecate, exchange or otherwise transfer, or agree or commit to sell, assign or otherwise transfer (“Transfer”), any of its Shareholder Shares unless the transferee thereof executes a joinder to this Agreement in substantially the form set forth on Exhibit A. The Shareholders shall not deposit any Shareholder Shares into a voting trust or enter into a voting agreement with respect to any Shareholder Shares or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement); provided, that nothing herein shall prohibit any Transfer or action required by applicable Law, so long as such Shareholder provides SPAC with prompt written notice and uses commercially reasonable efforts to minimize the impact of such Transfer or action on the Transactions. Any Transfer or attempted Transfer of any Subject Shares in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio, and the Company shall not register any Transfer of the Shareholder Shares on the Company’s register of members (book entry or otherwise) that is not in compliance with this Section 2.

3.              New Securities. During the period commencing on the date hereof and ending at the Expiration Time, in the event that, (a) any Company Shares or other equity securities of the Company are issued to a Shareholder after the date of this Agreement, (b) a Shareholder purchases or otherwise acquires beneficial ownership of any Company Shares or other equity securities of Company or (c) a Shareholder acquires the right to vote or share in the voting of any Company Shares or other equity securities of the Company (such Company Shares or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by such Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Shareholder Shares as of the date hereof.

4.              No Challenge. Each Shareholder agrees, in its capacity as a shareholder only, not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

5.              Consent to Disclosure. Each Shareholder hereby consents to the publication and disclosure in the Proxy/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC or the Company) of such Shareholder’s identity and beneficial ownership of Shareholder Shares and the nature of such Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. Each Shareholder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

6.              Waiver. Each Shareholder irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Business Combination Agreement and the consummation by the parties of the Transactions, including the Merger, that such Shareholder may have under applicable law or the Company Governing Documents.

7.              Shareholder Representations. Each Shareholder, severally and not jointly, represents and warrants to SPAC and the Company, as of the date hereof, that:

(a)            Such Shareholder has full right and power and authority, without violating any agreement to which it is bound, to enter into this Agreement;

(b)            Such Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Shareholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such Shareholder;

(c)            This Agreement has been duly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions;

(d)            The execution and delivery of this Agreement by such Shareholder do not, and the performance by such Shareholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Shareholder or (ii) require any consent or approval from, or other action by, any third party or Governmental Authority that has not been given or taken, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Shareholder of its obligations under this Agreement;

(e)             There are no Actions pending or, to the knowledge of such Shareholder, threatened against such Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of its obligations under this Agreement;

(f)             Except as set forth in Section 3.18 (Brokers or Finders; Transaction Expenses) of the Business Combination Agreement, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or any of the transactions contemplated hereby, based upon arrangements made by such Shareholder or, to the knowledge of such Shareholder, by the Company;

(g)             Such Shareholder has had the opportunity to read the Business Combination Agreement and this Agreement and has had the opportunity to consult with the Shareholder’s tax and legal advisors with respect thereto and hereto;

(h)             Such Shareholder has not entered into, and shall not enter into, any agreement that would prevent such Shareholder from performing any of its obligations hereunder;

(i)             Such Shareholder has good title to the Shareholder Shares, free and clear of any Liens other than Liens pursuant to this Agreement, the other agreements executed and delivered in connection with the Business Combination Agreement, the Governing Documents of the Company and Permitted Liens; and such Shareholder has the sole power to vote or cause to be voted the Shareholder Shares;

(j)             The Shareholder Shares (i) represent all of the shares of the Company that are issued and outstanding as of the date hereof and (ii) are the only equity interests of the Company owned of record or beneficially by such Shareholder as of the date hereof; and

(k)             None of the Shareholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Shareholder Shares that is inconsistent with such Shareholder’s obligations under this Agreement.

8.              Damages; Remedies. Section 10.15 (Enforcement) of the Business Combination Agreement is incorporated by reference herein and shall apply with respect to any disputes arising under this Agreement.

9.              Entire Agreement; Amendment. This Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

10.            Assignment. No party hereto may, except as set forth herein, assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this Section 10 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on each Shareholder, SPAC and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

11.            Counterparts. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12.            Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13.            Governing Law; Jurisdiction; Jury Trial Waiver. Section 10.7 (Governing Law) and Section 10.14 (Jurisdiction; Waiver of Jury Trial) of the Business Combination Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14.            Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 10.3 (Notices) of the Business Combination Agreement to the applicable party, with respect to the Company and SPAC, at the address set forth in Section 10.3 (Notices) of the Business Combination Agreement, and, with respect to each Shareholder at its address set forth set forth on Schedule I hereto (or at such other address for a party as shall be specified by like notice).

15.            Termination. This Agreement shall terminate on the earlier of the Expiration Time and the mutual written agreement of SPAC, the Company and each Shareholder. No such termination shall relieve such Shareholder, SPAC or the Company from any liability resulting from a breach of this Agreement occurring prior to such termination.

16.            Adjustment for Share Subdivision. If, and as often as, there are any changes in the Shareholder Shares by way of share subdivision, share dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Shareholder, SPAC, the Company and the Shareholder Shares as so changed.

17.            Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

18.            Trust Account Waiver. Each Shareholder, severally and not jointly, agrees that Section 10.1 (Trust Account Waiver) of the Business Combination Agreement, as applicable to the Company, is hereby applicable to such Shareholder, mutatis mutandis.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FORBES & MANHATTAN RESOURCES INC.

By:	/s/ Stan Bharti
Name:	Stan Bharti
Title:	Director

PAPAYA GROWTH OPPORTUNITY CORP. I

By:	/s/ Clay Whitehead
Name:	Clay Whitehead
Title:	Chief Executive Officer

[Signature Page to Company Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Shareholder

FORBES & MANHATTAN LIMITED

By:	/s/ Stan Bharti
Name:	Stan Bharti
Title:	Director

1917478 Holdings ULC

By:	/s/ Julian Bharti
Name:	Julian Bharti
Title:	Director

1313986 BC ULC

By:	/s/ Christy Bharti
Name:	Christy Bharti
Title:	Director

/s/ Peter Tagliamonte
Peter Tagliamonte

/s/ Neil Said
Neil Said

/s/ Craig Marchuk
Craig Marchuk

[Signature Page to Company Shareholder Support Agreement]

SCHEDULE I

SHAREHOLDERS AND SHAREHOLDER SHARES

No.	Name of Shareholder	Number of Shares	Address
1	Forbes & Manhattan Ltd.	68,500,000	198 Davenport Road Toronto, Ontario M5R 1J2
2	1917478 Holdings ULC c/o Altro LLP	7,500,000	1918-1030 W Georgia St Vancouver, BC V6E 2Y3
3	1313986 BC ULC c/o Altro LLP	7,500,000	1918-1030 W Georgia St Vancouver, BC V6E 2Y3
4	Peter Tagliamonte	6,250,000	[■]
5	Neil Said	6,250,000	[■]
6	Craig Marchuk	4,000,000	[■]

EXHIBIT A

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Company Shareholder Support Agreement dated as of April 21, 2025 (as the same may be amended from time to time, the “Support Agreement”), by and among the Shareholders (as defined therein), Forbes & Manhattan Resources Inc., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”), and Papaya Growth Opportunity Corp. I, a Delaware corporation formed as a special purpose acquisition company (“SPAC”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Support Agreement.

By executing and delivering this Joinder Agreement to the Company and SPAC, the undersigned hereby agrees to become a party to, to be bound by and to comply with the Support Agreement as “Shareholder” in the same manner as if the undersigned were an original signatory to the Support Agreement; provided, however, that (a) the expressions of “the date hereof” and “the date of this Agreement” or similar expressions in the Support Agreement shall be deemed to be the date of this Joinder Agreement, and (b) for purposes of the Support Agreement and this Joinder Agreement, the number of Shareholder Shares owned by the Joining Party as of the date of this Joinder Agreement is [      ].

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:             , 2025

[NAME OF JOINING PARTY]

By:

Name:
Title:

Notices Information:
Address:
Email:
Attention: